UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2007
MAD CATZ INTERACTIVE, INC.
(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7480 Mission Valley Road, Suite 101
San Diego, California 92108
(Address of Principal Executive Offices)

(619) 683-9830
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 2.01: Completion of Acquisition or Disposition of Assets.
Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02: Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 99.1

Item 1.01. Entry Into a Material Definitive Agreement
          On November 20, 2007, Mad Catz Interactive, Inc., a corporation organized under the Canadian Business Corporations Act (the “Company”), completed the acquisition of all of the issued share capital of Winkler Atlantic Holdings Limited (“WAHL”). WAHL operates the Saitek business of PC game accessories and related products, through its international operating subsidiaries, Saitek Industries Limited, a Delaware corporation (“Saitek US”), Saitek Elektronik Vertriebs GmbH, a corporation organized under the laws of Germany, Saitek Plc, a corporation organized under the laws of England and Wales, Saitek SA, a corporation organized under the laws of France, and Saitek Industries Limited, a corporation organized under the laws of Hong Kong (collectively, the “Saitek Companies”). Except pursuant to the Purchase Agreement and the purchase of the shares of WAHL, there has been no material relationship between the Company, the Company’s officers and directors or any of their respective affiliates and the other parties to the Purchase Agreement.
          The acquisition was completed pursuant to the terms of an Agreement for the Sale and Purchase of the issued share capital of WAHL dated November 14, 2007 (the “Purchase Agreement”) between the Company and Guymont Services SA as trustee of the Winkler Atlantic Trust. Under the terms of the Purchase Agreement, the aggregate consideration paid for shares of WAHL was $30 million (the “Purchase Price”), subject to a post closing working capital adjustment and less any indebtedness of WAHL or its subsidiaries at the closing and less any amounts WAHL or its subsidiaries is required to pay as bonuses or commissions as a result of the transaction. The Purchase Price was paid through an initial cash payment of approximately $14.95 million and the issuance of $14.5 million of Convertible Loan Notes dated November 20, 2007 (the “Loan Notes”).
          The Loan Notes bear interest at a rate of 7.5% per annum payable at maturity and are convertible at the noteholder’s option prior to maturity into the Company’s common shares at a conversion rate of $1.4191 per share, which represents a 15% premium to the average closing share price of the Company’s common shares over the 15 trading days prior to the date of the Purchase Agreement. Based on the applicable conversion rate, the Loan Notes are convertible into 10,217,744 of the Company’s common shares. Principal amount of the Loan Notes equal to $4.5 million will mature on the second anniversary of issuance and Principal amount of the Loan Notes equal to $10 million will mature on the third anniversary of issuance. Pursuant to the terms of the Loan Notes and the Purchase Agreement, the Loan Notes are eligible to be set off in the event of any indemnification obligation or claim under the Purchase Agreement.
          Concurrent with the purchase of the shares under the Purchase Agreement, on November 20, 2007 Mad Catz, Inc. (“MCI”), the Company’s primary operating subsidiary, entered into a First Amending Agreement (the “Amendment”) to that certain Second Amended and Restated Loan Agreement dated as of October 30, 2006 (the “Loan Agreement”) between MCI and Wachovia Capital Finance Corporation (Central) (“Wachovia”). The Amendment added the assets of Saitek Industries Limited, a Delaware corporation (“Saitek US”) to the borrowing base under the Loan Agreement and added a cross default under the Loan Notes to the Events of Default under the Loan Agreement.

          In connection with the Amendment, on November 20, 2007 Saitek US entered into a Guarantee Agreement and a General Security Agreement, each in favor of Wachovia. Under the Guarantee Agreement, Saitek US agreed to guarantee the obligations of MCI under the Loan Agreement, and under the General Security Agreement Saitek granted to Wachovia a security interest in its assets as collateral under the Loan Agreement. Also in connection with the Amendment, on November 20, 2007 WAHL entered into a Pledge and Security Agreement under which WAHL pledged to Wachovia the shares of Saitek US as collateral under the Loan Agreement. In addition, MCI agreed to cause each of the other Saitek Companies to enter into a security agreement and guarantee in favor of Wachovia and to cause WAHL to enter into pledge agreements with respect to the shares of all of the other Saitek Companies.
Item 2.01: Completion of Acquisition or Disposition of Assets.
          As described in Item 1.01 above, pursuant to the terms of the Purchase Agreement on November 20, 2007, the Company, acquired all of the issued share capital of WAHL, and indirectly the shares and assets of the Saitek Companies. The information provided under Item 1.01 is incorporated herein by reference.
Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          As described in Item 1.01 above, the Company issued convertible Loan Notes to the seller under the Purchase Agreement and MCI, the Company’s primary operating subsidiary, amended the terms of its credit facility with Wachovia. The information provided under Item 1.01 is incorporated herein by reference.
Item 3.02: Unregistered Sales of Equity Securities.
          As described in Item 1.01 above, the Loan Notes issued under the Purchase Agreement are convertible into the Company’s common shares. The Company believes that the issuance of the Loan Notes and common shares upon conversion of the Loan Notes is exempt from registration under Regulation S promulgated under the Exchange Act of 1934, as amended, as the securities were issued through an offshore transaction which was negotiated and consummated outside of the United States. The recipient of the Loan Notes is also an accredited investor under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The securities are restricted securities pursuant to Rule 144. The information provided under Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
          (a) Financial statements of business acquired.
          All required financial statements with respect to WAHL will be filed by amendment pursuant to Item 9.01(a)(4) within 75 days following the filing of this report.

          (b) Pro forma financial information.
          All required pro forma financial information will be filed by amendment pursuant to Item 9.01(b)(2) within 75 days following the filing of this report.
          (d) Exhibits.
10.1	Stock Purchase Agreement dated as of November 14, 2007 by and between Guymont Services SA as trustee of The Winkler Atlantic Trust and Mad Catz Interactive, Inc., a company incorporated and existing under the laws of Canada.

10.2	Consideration Loan Note Instrument dated November 20, 2007 by Mad Catz Interactive, Inc., a company incorporated and existing under the laws of Canada to and in favor of the Noteholders named therein.

10.3	First Amending Agreement dated as of November 20, 2007 by and between Mad Catz, Inc. and Wachovia Capital Finance Corporation (Central), an Illinois corporation.

10.4	Pledge and Security Agreement dated November 20, 2007, by Winkler Atlantic Holdings Limited, a British Virgin Islands corporation to and in favor of Wachovia Capital Finance Corporation (Central), an Illinois corporation.

10.5	Guarantee dated November 20, 2007, by Saitek Industries Limited, a Delaware corporation, in favor of Wachovia Capital Finance Corporation (Central), an Illinois corporation.

10.6	General Security Agreement dated November 20, 2007 by Saitek Industries Limited, a Delaware corporation, in favor of and Wachovia Capital Finance Corporation (Central), an Illinois corporation.

99.1	Press Release, dated November 14, 2007, issued by Mad Catz Interactive, Inc.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2007	MAD CATZ INTERACTIVE, INC.
	By:	/s/ Stewart Halpern
		Name:	Stewart Halpern
Its: Chief Financial Officer